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                                                                     Exhibit 8.1

 [Form of opinion of Holme Roberts & Owen LLP regarding certain U.S. federal income tax matters]

_________, 2000



CompleTel Europe N.V.
Kruisweg 609
2132 NA Hooddorp
The Netherlands

         Re:      Offering of Ordinary Shares of CompleTel Europe N.V.

Ladies and Gentlemen:

We have acted as special United States tax counsel to CompleTel Europe N.V., a Netherlands company (the "Company"), in connection with the offering by the Company of its ordinary shares (the "Offering") pursuant to the prospectus (the "Prospectus") included in the registration statement on Form F-1, File No. 333-30834, filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

We have prepared the discussion included in the Prospectus under the caption "Taxation - U.S. Federal Income Tax" (the "Discussion"). The Discussion is our opinion of the material United States federal income tax consequences expected to result to the holders of the Company's ordinary shares acquired in the Offering (the "Shares"), subject to the conditions, limitations, and assumptions described therein.

Our opinion is based on the current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the applicable Treasury regulations (the "Regulations"), and public administrative and judicial interpretations of the Code and the Regulations, all of which are subject to change, which changes could be applied retroactively. Our opinion also is based on the facts and agreements contained in (i) the Registration Statement, (ii) the offering documents, which consist of (A) the Prospectus, and (B) the form of underwriting agreement among the Company and Salomon Brothers International Limited, Goldman Sachs International, Merrill, Lynch, Pierce, Fenner & Smith Incorporated, and Paribas Corporation, as representatives of the several underwriters (the "Offering Documents") and (iii) certain representations from you, in a representation letter dated ________ ___, 2000, with respect to factual matters (the "Representations"), which Representations we have not independently verified.
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CompleTel Europe N.V.
_________, 2000
Page 2


The Discussion does not cover all aspects of United States federal taxation that may be relevant to, or the actual tax effect that any of the matters described therein will have on, any particular U.S. Shareholder, and it does not address foreign, state, or local tax consequences. The discussion does not cover the tax consequences that might be applicable to U.S. Shareholders that are subject to special rules under the Code (including insurance companies, tax-exempt entities, financial institutions, regulated investment companies, dealers in securities, persons who hold shares as part of a hedging, straddle, constructive sale or conversion transaction, persons who hold shares through partnerships or other pass-through entities, persons whose functional currency is not the U.S. dollar, and U.S. persons owning (directly, indirectly, or constructively) 10% or more of the shares.

Our opinion may change if (i) the applicable law changes, (ii) any of the facts with respect to the Shares, as included in the Registration Statement or the Offering Documents, change, or if the representations made by you are inaccurate, incomplete, or change, (iii) if the conduct of the parties is materially inconsistent with the facts reflected in the Registration Statement, Offering Documents or the Representations or (iv) any of the assumptions we have made herein are not correct.

Our opinion represents only our legal judgment based on current law and the facts as described above. Our opinion has no binding effect on the Internal Revenue Service or the courts. The Internal Revenue Service may take a position contrary to our opinion, and if the matter is litigated, a court may reach a decision contrary to the opinion.

We hereby consent to the filing of this opinion letter with the Securities and Exchange Commission as an exhibit to the Registration Statement and to being named in the Prospectus.

Very truly yours,